Exhibit 99.1

Financial Statements and Report of Independent Certified Public Accountants

Lifecore Biomedical, LLC

December 31, 2009 and 2008

Contents

Page

Report of Independent Certified Public Accountants	3

Financial Statements

Balance sheets	5 – 6

Statements of operations	7

Statements of member’s equity	8

Statements of cash flows	9

Notes to financial statements	10

Report of Independent Certified Public Accountants

The Board of Directors and Member’s
Lifecore Biomedical, LLC

We have audited the accompanying balance sheets of Lifecore Biomedical, LLC (a Minnesota limited liability company) as of December 31, 2009 and 2008, and the related statements of operations, member’s equity and cash flows for the year ended December 31, 2009 and the period March 27, 2008 through December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifecore Biomedical, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period March 27, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
February 12, 2010

FINANCIAL STATEMENTS

Lifecore Biomedical, LLC

BALANCE SHEETS

December 31, 2009 and 2008

ASSETS	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$9,673,000	$5,087,000
Accounts receivable, less allowances	2,198,000	5,357,000
Due from Dental	-	7,000
Inventories	7,021,000	5,570,000
Deferred income taxes, net	316,000	296,000
Income tax receivable	-	228,000
Prepaid expenses	296,000	447,000

Total current assets	19,504,000	16,992,000

PROPERTY, PLANT AND EQUIPMENT, NET	23,253,000	24,114,000

OTHER ASSETS
Intangible assets, net	3,636,000	3,856,000
Long-term inventories	696,000	1,258,000
Deferred income taxes, net	-	31,000

Total other assets	4,332,000	5,145,000

	$47,089,000	$46,251,000

The accompanying notes are an integral part of these financial statements.

Lifecore Biomedical, LLC

BALANCE SHEETS  –  CONTINUED

December 31, 2009 and 2008

LIABILITIES AND MEMBER’S
EQUITY	2009	2008

CURRENT LIABILITIES
Current maturities of long-term obligations	$327,000	$318,000
Accounts payable	1,099,000	803,000
Accrued compensation	1,262,000	1,160,000
Accrued expenses	118,000	389,000
Accrued warranty expense	380,000	-

Total current liabilities	3,186,000	2,670,000

LONG-TERM OBLIGATIONS, less current maturities	3,720,000	4,047,000

LONG-TERM DEFERRED INCOME TAXES, net	46,000	-

MEMBER’S EQUITY
Member’s equity	40,566,000	40,205,000
Accumulated deficit	(429,000)	(671,000)
	40,137,000	39,534,000

	$47,089,000	$46,251,000

Lifecore Biomedical, LLC

STATEMENTS OF OPERATIONS

For the year ended December 31, 2009 and period
from March 27, 2008 through December 31, 2008

	2009	2008

Net sales	$20,280,000	$17,663,000
Cost of goods sold	10,350,000	8,095,000
Gross profit	9,930,000	9,568,000

Operating expenses
Research and development	4,601,000	4,067,000
Marketing and sales	1,035,000	790,000
General and administrative	3,871,000	4,304,000
Goodwill impairment	-	1,447,000
	9,507,000	10,608,000

Operating income (loss)	423,000	(1,040,000)

Other income (expense)
Interest income	52,000	534,000
Interest expense	(174,000)	(126,000)
Other, net	-	40,000
	(122,000)	448,000

Income (loss) before income taxes	301,000	(592,000)

Income tax expense	(59,000)	(79,000)

NET INCOME (LOSS)	$242,000	$(671,000)

The accompanying notes are an integral part of these financial statements.

Lifecore Biomedical, LLC

STATEMENTS OF MEMBER’S EQUITY

For the year ended December 31, 2009 and period
from March 27, 2008 through December 31, 2008

	Member’s equity
			Accumulated
	Units	Amount	deficit	Total

Opening balances at March 27, 2008	14,117,697	$35,605,000	$-	$35,605,000
Contributed capital	-	4,600,000	-	4,600,000
Net loss	-	-	(671,000)	(671,000)

Balances at December 31, 2008	14,117,697	40,205,000	(671,000)	39,534,000
Stock-based compensation expense	-	361,000	-	361,000
Net income	-	-	242,000	242,000

Balances at December 31, 2009	14,117,697	$40,566,000	$(429,000)	$40,137,000

The accompanying notes are an integral part of these financial statements.

Lifecore Biomedical, LLC

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2009 and period
from March 27, 2008 through December 31, 2008

	2009	2008
Cash flows from operating activities:
Net income (loss)	$242,000	$(671,000)
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Goodwill impairment	-	1,447,000
Depreciation and amortization	2,334,000	1,638,000
Allowance for doubtful accounts	(349,000)	349,000
Deferred income taxes	57,000	134,000
Stock compensation expense	361,000	-
Changes in operating assets and liabilities:
Accounts receivable	3,508,000	(1,816,000)
Inventories	(889,000)	237,000
Prepaid expenses and other assets	386,000	309,000
Accounts payable	296,000	(43,000)
Accrued liabilities	211,000	17,000
Net cash provided by operating activities	6,157,000	1,601,000

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,203,000)	(1,279,000)
Purchases of intangibles	(50,000)	(150,000)
Net cash used in investing activities	(1,253,000)	(1,429,000)

Cash flows from financing activities:
Payments on long-term obligations	(318,000)	(217,000)
Net cash used in financing activities	(318,000)	(217,000)

Net increase (decrease) in cash and cash equivalents	4,586,000	(45,000)

Cash and cash equivalents at beginning of period	5,087,000	5,132,000

Cash and cash equivalents at end of period	$9,673,000	$5,087,000

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$174,000	$126,000
Non-cash contributed capital	-	4,600,000

The accompanying notes are an integral part of these financial statements.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A  –  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

On March 26, 2008, Lifecore Biomedical, Inc. was acquired by SBT Acquisition, Inc., a private company (the “Acquirer”).  Prior to this date, Lifecore’s operations consisted of two divisions, Hyaluronan and Dental (Note B).  The Acquirer of the Company merged Lifecore Biomedical, Inc.’s Dental operations into a different entity.  Lifecore Biomedical, Inc. converted to Lifecore Biomedical, LLC (“Lifecore”) and consists of the Company’s Hyaluronan operations on March 27, 2008.  Lifecore manufactures hyaluronan biomaterials and provides specialized contract aseptic manufacturing services.  The Company’s manufacturing facility is located in Chaska, Minnesota.  The Company primarily markets its products through original contract manufacturing alliances in ophthalmologic and orthopedic surgery and veterinary medicine.

In preparing these financial statements, the Company evaluated subsequent events through February 12, 2010, the date these financial statements were available to be issued.  The Company made no significant changes to these financial statements as a result of the subsequent events evaluation.

A summary of significant accounting policies consistently applied in the preparation of the financial statements follows:

Cash and Cash Equivalents

The Company considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.  At December 31, 2009 and 2008, substantially all of the Company’s cash and cash equivalents were invested in money market funds, which may at times exceed Federal Deposit Insurance Corporation limits.  Money market funds are carried at cost which approximates fair value.  The fair value of these funds is determined based upon quoted market prices, which are considered Level 1 inputs as defined by Accounting Standards Codification (ASC) 820, Fair Value Measurement and Disclosures.

Accounts Receivable

The Company extends credit to customers in the normal course of business but generally does not require collateral or any other security to support amounts due.  Management performs on-going credit evaluations of its customers.  The Company’s customers are located primarily throughout North America, Europe and Asia.  Accounts outstanding longer than contractual terms are considered past due.  The Company evaluates the need for an allowance for credit losses based on history, economic conditions, and composition of its aging and in some cases, makes allowances for specific customers based on these and other factors.  The Company writes off accounts receivable balances when they become uncollectible.  At December 31, 2009, there was no allowance for credit losses.  At December 31, 2008, the Company recorded an allowance of $349,000 for credit losses.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE A  –  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  –  Continued

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.  Inventories consist mainly of finished hyaluronan powder, aseptic units and related raw materials.  The Company’s inventory has been reduced to lower of cost or market for obsolete, excess or unmarketable inventory.  The lower of cost or market adjustment is based on management’s review of inventories on hand compared to estimated future usage and sales.  The portion of finished hyaluronan powder inventory not expected to be consumed within the next 12 months is classified as a long-term asset.  The finished hyaluronan inventory is maintained in a frozen state and has a shelf life of ten years.  At the time of the acquisition, finish goods inventory was valued at selling prices less cost and profits for the selling effort.  Inventories consisted of the following at December 31:

	2009	2008

Raw materials	$2,283,000	$2,150,000
Work-in-process	796,000	92,000
Finished goods – current	3,942,000	3,328,000
	7,021,000	5,570,000
Finished goods – long-term	696,000	1,258,000

	$7,717,000	$6,828,000

Depreciation

Depreciation is provided in amounts sufficient to charge the cost of depreciable assets to operations over their estimated service lives principally on a straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.  Depreciation expense was approximately $2,064,000 and $1,444,000 for the year ended December 31, 2009 and the period from March 27, 2008 to December 31, 2008, respectively. The depreciable lives represent the remaining useful lives assigned to the property, plant and equipment as a part of the acquisition of the Company (Note B).  For property, plant and equipment acquired subsequent to the acquisition, the Company assigned useful lives as follows:

Building	7 – 40 years
Land and building improvements	7 – 40 years
Equipment	3 – 10 years

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE A  –  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  –  Continued

Property, plant and equipment consists of the following at December 31:

	2009	2008

Land	$2,900,000	$2,900,000
Building	17,266,000	17,256,000
Land and building improvements	550,000	550,000
Equipment	5,477,000	4,852,000
	26,193,000	25,558,000
Less accumulated depreciation	(3,508,000)	(1,444,000)
	22,685,000	24,114,000
Construction in progress	568,000	-

Total property, plant and equipment	$23,253,000	$24,114,000

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated, undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  There was no impairment during the year ended December 31, 2009 and period from March 27, 2008 to December 31, 2008.

Goodwill

Goodwill is tested for impairment on an annual basis, or when there is an indication that an impairment has occurred, and is written down when impaired by applying a fair-value test based on a cash flow multiple.  Management has selected December 31 as the date for the annual goodwill impairment test.  Management completed the test at December 31, 2008 and determined that goodwill was fully impaired due to a change in market conditions during the second half of 2008 that reduced the cash flow multiples used by market participants to value comparable companies as compared to the multiple used to value the Company at acquisition.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE A  –  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  –  Continued

Identifiable Intangible Assets

Intangible assets are amortized over their respective useful lives to their residual values, and reviewed for impairment if events and circumstances indicate the asset might be impaired.  In conjunction with the goodwill impairment analysis at December 31, 2008, management reviewed the fair-value of identifiable intangible assets based on future cash flows and determined identifiable intangible assets were not impaired.  There were no indicators that intangible assets were impaired at December 31, 2009.

Intangible assets consisted of the following at December 31:

	Useful lives in years	2009	2008

Patents and license fees	15 years	$200,000	$150,000
Customer relationships	12 years	1,900,000	1,900,000
Trademarks and technology	20 years	2,000,000	2,000,000
		4,100,000	4,050,000
Less accumulated amortization		(464,000)	(194,000)

		$3,636,000	$3,856,000

Amortization expense was approximately $270,000 and $194,000 for the year ended December 31, 2009 and the period from March 27, 2008 to December 31, 2008, respectively.

The following is a schedule of future amortization expenses for the years ended December 31:

2010	$272,000
2011	272,000
2012	272,000
2013	272,000
2014	272,000
Thereafter	2,276,000

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, product is shipped, or otherwise accepted by the customer, pursuant to customers’ orders, the price is fixed and determinable and collection is reasonably assured.  The Company does not regularly experience product returns.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE A  –  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  –  Continued

The Company offers various warranties on their products.  A warranty expense is recorded at the time the Company becomes aware of a product warranty liability as the Company does not have a history of warranty obligations.  The Company accrued a warranty liability of $380,000 at December 31, 2009 for sales that occurred during 2009.  The Company had no accrued warranty expense at December 31, 2008.

Shipping & Handling

Costs incurred with the shipment of product between the Company and its vendors are classified as cost of goods sold.  Costs incurred with the shipment of products from the Company to its customers are classified in net sales when billed.

Income Taxes

The Company is a single-member LLC, which is considered a “disregarded entity” for tax purposes because the Company’s parent is a C-Corporation.  As a result, income taxes have been provided for in the financial statements as if the Company was a C-Corporation.  Deferred income taxes are provided for based on the liability method whereby deferred tax assets and deferred tax liabilities are recognized for the effects of taxable temporary differences.  Temporary differences are the differences between reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-Based Awards

During 2009, the Company recognized stock-based compensation expense within the statement of operations based on the fair value of the award over the requisite service period.  The Company did not recognize compensation expense and no equity instruments were authorized or granted by the Company during the period from March 27, 2008 through December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE B  –  ACQUISITION

On January 15, 2008, the Company and SBT Holdings, Inc., a Delaware corporation (the “Parent”), and SBT Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Acquirer, entered into an Agreement and Plan of Merger.  On March 20, 2008, the Acquirer successfully completed the tender offer for all of the outstanding shares of the common stock of Lifecore Biomedical, Inc.  As of the expiration of the tender offer, on Thursday, March 20, 2008, a total of approximately 12,769,687 shares were validly tendered and not withdrawn in the offer (including shares tendered by notices of guaranteed delivery), representing approximately 94.18% of the outstanding shares of the Company.  Acquirer accepted for payment, in accordance with the terms of the offer, all shares that were validly tendered and not withdrawn prior to the expiration of the offer.

Effective March 26, 2008, the Acquirer of the Company merged Lifecore Biomedical, Inc.’s Dental operations into another entity it owns.

The purchase price has been allocated to the assets and liabilities assumed based on their fair market value at the date of purchase.  The estimated market value of acquired assets and liabilities exceeded the purchase price by approximately $1,447,000 which was reflected as goodwill.  As outlined in Note A, goodwill was fully impaired at December 31, 2008.

A summary of the acquisition is as follows:

Accounts receivable	$3,890,000
Inventories	7,065,000
Prepaid expenses and other current assets	990,000
Property, plant and equipment	24,279,000
Identifiable intangible assets	3,900,000
Deferred taxes, net	(4,139,000)
Assumed liabilities	(6,959,000)
Net assets acquired	29,026,000
Purchase price	30,473,000

Goodwill	$1,447,000

NOTE C  –  LINE OF CREDIT

The Company has a $5,000,000 credit facility with a bank which has a maturity date of May 31, 2010.  The agreement is subject to compliance with covenants.  Under the credit facility, interest will accrue at LIBOR plus 2.50%, but at no time less than 4.00%.  At December 31, 2009 and December 31, 2008, there were no balances outstanding under the line of credit.  The Company believes they will be able to renew the credit facility with the same bank under similar terms.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE D  –  LONG-TERM OBLIGATIONS

On August 19, 2004, the Company issued variable rate industrial revenue bonds.  The proceeds from these bonds were used to retire the then existing 10.25% fixed rate industrial revenue bonds on September 1, 2004.  The aggregate principal amount of the new bonds was $5,630,000, and the bonds bear interest at a variable rate set weekly by the bond remarketing agent (3.32% and 1.45% on December 31, 2009 and December 31, 2008).  The bonds are collateralized by a bank letter of credit which is secured by a first mortgage on the Company’s facility in Chaska, Minnesota.  The terms of the agreement require the Company to comply with various financial covenants including minimum tangible net worth and liabilities to tangible net worth ratio.  In addition, the Company pays an annual remarketing fee equal to 0.125% and an annual letter of credit fee of 1.00%.

Long-term obligations consist of the following at December 31:
	2009	2008

Industrial development revenue bonds	$4,047,000	$4,365,000
Less current maturities	(327,000)	(318,000)

	$3,720,000	$4,047,000

The aggregate minimum annual principal payments of long-term obligations are as follows for the years ended December 31:

2010	$327,000
2011	333,000
2012	345,000
2013	358,000
2014	368,000
Thereafter	2,316,000

NOTE E  –  MEMBER’S EQUITY

Stock Based Awards

During 2009, the Company adopted a stock option plan.  The Company’s stock options generally vest ratably over five years of service and have a contractual life of 10 years.  The Company had authorized 320,856 shares for grant.  Options were granted under all plans at exercise prices that are determined by the Board of Directors.  Each grant awarded specifies the period for which the options are exercisable and provides that the options shall expire at the end of such period.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE E  –  MEMBER’S EQUITY  –  Continued

In 2009, the Company granted stock options to certain key members of management. The following is a rollforward of stock option activity:

	Number of	Exercise
	stock options	price

Options outstanding at December 31, 2008	-	$-
Granted	235,294	17.00
Exercised	-	-
Forfeited	(8,021)	17.00

Options outstanding at December 31, 2009	227,273	$17.00

Stock-based compensation expense is classified based on the option holders’ salary expense classification.

Cost of goods sold	$53,000
Research and development	60,000
Marketing and sales	97,000
General and administrative	151,000

Total stock-based compensation expense	$361,000

The weighted-average fair value of options granted during the year ended December 31, 2009 was $10.68 per share.  All options outstanding at December 31, 2009 represent unvested stock options.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

Risk-free interest rate	2.06%
Expected volatility	77%
Expected life (in years)	5
Dividend yield	0%

The risk-free interest rate represents the five year treasury rate on the date of the option grant.  The expected volatility is an estimate based on the volatility of similar public companies.  The expected life was calculated using the simplified method, as the Company does not have a history of expenses.  The Company does not anticipate paying dividends.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE E  –  MEMBER’S EQUITY  –  Continued

The following table summarizes information concerning outstanding stock options as of December 31, 2009:

		Weighted-average
Range of	Number	remaining	Weighted-average	Aggregate
exercise price	outstanding	contractual life	exercise price	intrinsic value

$17.00	237,969	4 years	$17.00	$4,045,000

At December 31, 2009, the total unrecognized compensation cost related to unvested stock option is approximately $1,800,000, and the related weighted average period over which it is expected to be recognized is approximately four years.

NOTE F  –  INCOME TAXES

The Company’s financial statements recognize the current and deferred income tax consequences that result from the Company’s activities.  Differences between the Company’s separate company income tax provision and cash flows attributable to income taxes pursuant to the provisions of the Company’s tax sharing arrangement with the parent company have been recognized as capital contribution from, or dividends to, the parent company.  Under this tax sharing agreement, the federal income tax liability is allocated based upon the Company’s separate taxable income or loss.

The current taxes payable for the period from March 27, 2008 through September 30, 2008 are being paid by the parent company and have been shown as a capital contribution from the parent.  Any current taxes payable or receivable due to operations from October 1, 2008 forward will also be reported on the Company’s balance sheet as income taxes payable or receivable.

The provision for income taxes consists of the following for the periods ending December 31:

	2009	2008
Current
Federal	$-	$781,000
State	2,000	60,000
Deferred	57,000	(762,000)

Total tax expense	$59,000	$79,000

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE F  –  INCOME TAXES  –  Continued

Deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements.  Deferred tax assets (liabilities) consist of the following at December 31:

	2009	2008
Current deferred tax assets (liabilities):
Inventories	$311,000	$210,000
Bad debt reserve	-	126,000
Accrued compensation	149,000	45,000
Prepaid expenses	(144,000)	(85,000)

Net current deferred tax asset	$316,000	$296,000

Long-term deferred tax assets (liabilities):
Tax credit carryforward	$163,000	$82,000
Net operating loss carryforward	160,000	109,000
Stock option expense	130,000	-
Customer relationships	(55,000)	(158,000)
Trademarks	(208,000)	(127,000)
Depreciation	(236,000)	125,000

Net long-term deferred tax asset (liability)	$(46,000)	$31,000

Management periodically evaluates the recoverability of the deferred tax assets and recognizes the tax benefit only as reassessment demonstrates that they are realizable.  As of December 31, 2009, the Company determined no valuation allowance was necessary.  The Company has net operating loss carryforwards of approximately $443,000, which begin to expire 2028 through 2029.  The Company also has research and development tax credit carryforwards of $163,000, which would otherwise expire beginning in 2028.

The Company accounts for uncertainty in income tax positions and applying of a “more likely than not” threshold to the recognition and derecoginition of income tax positions.  The Company does not have any accrued interest or penalties at December 31, 2009 and 2008 but if they are incurred in the future, interest and penalties would be included in income tax expense.  The Company does not have a material liability for uncertain tax positions and does not anticipate a material change in their tax positions within the next twelve months.

Lifecore Biomedical, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE G  –  COMMITMENTS AND CONTINGENCIES

Severance Agreements

The Company incurred $30,000 and $600,000 of severance expense for the year ended December 31, 2009 and the period from March 27, 2008 through December 31, 2008, respectively.  The Company had accrued severance payments of $30,000 and $358,000 at December 31, 2009 and December 31, 2008, respectively.

NOTE H  –  EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan for eligible employees.  The Company, at the discretion of the Board of Directors, may set a matching percentage that is proportionate to the amount of the employees’ elective contributions each year.  During the year ended December 31, 2009 and the period from March 27, 2008 through December 31, 2008, the Board of Directors authorized a company matching contribution to the plan of  $253,000 and $205,000, respectively.

NOTE I  –  CUSTOMER CONCENTRATIONS

The Company had two and three customers that each accounted for 10% or more of total net sales during the year ended December 31, 2009 and the period March 27, 2008 through December 31, 2008, respectively.  Net sales to these customers during the periods then ended were approximately $15,586,000 and $13,396,000, respectively.  The Company also had trade accounts receivable due from these customers of approximately $1,269,000 and $4,323,000 at December 31, 2009 and December 31, 2008, respectively.